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                      CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the incorporation by reference in the registration statement of CardioTech International, Inc. on Form S-8 of our report dated May 29, 1996, except as to the information presented in Note J, for which the date is June 13, 1996, on our audit of the consolidated financial statements of CardioTech International, Inc. as of March 31, 1996 and 1995 and for each of the three years in the period ended March 31, 1996, which report is included in this annual report on Form 10-K.


                                                /s/ Coopers & Lybrand L.L.P.
                                                Coopers & Lybrand L.L.P.


Boston, Massachusetts
July 15, 1996